Exhibit 1.1

Canada Goose Holdings Inc.

Subordinate Voting Shares

Underwriting Agreement

[ 🌑 ], 2017

CIBC World Markets Inc.,

Credit Suisse Securities (USA) LLC,

Goldman Sachs & Co. LLC,

RBC Capital Markets, LLC,

As representatives of the several Underwriters

named in Schedule I hereto, (the “Representatives”),

c/o CIBC World Markets Inc.,

161 Bay Street, 6th Floor,

Toronto, ON M5J 2S8

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282

c/o RBC Capital Markets, LLC,

200 Vesey Street,

New York, New York 10281

Ladies and Gentlemen:

The shareholders named in Schedule II hereto (the “Selling Shareholders”) of Canada Goose Holdings Inc., a British Columbia corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 12,500,000 subordinate voting shares (“SV Shares”) of the Company and, at the election of the Underwriters, up to 1,875,000 additional SV Shares. The 12,500,000 SV Shares to be sold by the Selling Shareholders are herein called the “Firm Shares” and the 1,875,000 additional SV Shares to be sold by the Selling Shareholders are herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F–1 (File No. 333-218714) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than any document incorporated by reference in the prospectus contained therein and a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “U.S. Prospectus”; any reference herein to the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 5 of Form F-1 under the Act, as of the date of such prospectus; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) A preliminary short form base PREP prospectus, an amended and restated preliminary short form base PREP prospectus, and a final short form base PREP prospectus relating to the Shares, in each case in the English and French languages and, with respect to the final short form base PREP prospectus, omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and the rules and procedures established pursuant to National Instrument 44-103 —Post Receipt Pricing (“NI 44-103”) for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada, (collectively, the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 – Passport System (“MI 11-102”) and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”); the Company has obtained receipts under the Passport System (the “Preliminary Receipts”), issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the OSC, in each case, in respect of such preliminary prospectuses, and a final receipt (the “Final Receipt”) under the Passport System, issued by the OSC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the OSC, in each case, in respect of such final prospectus; no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge (“Company’s knowledge” or “knowledge of the Company” means the knowledge of the Company and its subsidiaries), threatened by any Canadian Securities Commission; the preliminary short form base PREP prospectus and the amended and restated preliminary short form base PREP prospectus, as further amended, in the English and French languages, are hereinafter collectively called the “Canadian Preliminary Prospectus” and the final short form base PREP prospectus, in the English and French languages, is hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented short form PREP prospectus (containing the PREP Information) is filed with the OSC in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and the supplemented short form PREP prospectus in the English and French languages containing the PREP Information is hereinafter referred to as the “Canadian Supplemented Prospectus”; the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Prospectus and which is deemed under NI 44-103 to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Supplemented Prospectus is referred to as the “PREP Information”; the U.S. Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively called the “Prospectuses”; as used herein, the terms “Registration Statement”, “U.S. Preliminary Prospectus”, “Canadian Preliminary Prospectus”, “Pricing Disclosure Package” and “Prospectuses” shall include the documents, if any, incorporated by reference therein, from time to time; for greater certainty, each of the Canadian Prospectus and the Canadian Supplemented Prospectus includes the template version (as defined in NI 41-101 – General Prospectus Requirements (“NI 41-101”)) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein;

(iii) No order preventing or suspending the use of any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Canadian Securities Commission, and each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the requirements of Canadian Securities Laws (as hereinafter defined), as applicable, and, in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Canadian Preliminary Prospectus, contained no misrepresentation (as that term is defined under applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws;

(iv) For the purposes of this Agreement, the “Applicable Time” is [     ] [p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectuses and each such Issuer Free Writing Prospectus, and each Section 5(d) Writing (as defined below), each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws;

Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(v) The documents incorporated by reference in the Pricing Prospectus and the U.S. Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws; and no such documents were filed with the Commission or any of the Canadian Securities Commissions since the close of business of the Commission or such Canadian Securities Commissions on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(vi) The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus) will comply in all material respects with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, when it was filed contained and, as amended, if applicable, will when filed contain, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; the Canadian Supplemented Prospectus will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws;

(vii) The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder, together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except for the filing of the Canadian Supplemented Prospectus;

(viii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Canadian Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus;

(ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Canadian Prospectus or such as are not material to the Company and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries;

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of British Columbia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(xi) From the time of submission of the Initial Registration Statement with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Canadian Prospectus and all of the issued and outstanding SV Shares, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable (or, in the case of the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and, prior to the applicable Time of Delivery, will be duly and validly issued upon conversion of multiple voting shares in the capital of the Company (the “MV Shares”) and be fully paid and non-assessable) and conform to the description of the SV Shares contained in the Pricing Disclosure Package and the Prospectuses; and all of the issued and outstanding shares (or similar equity interests) in the capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xiii) [Reserved];

(xiv) The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance, and the Shares have been approved for listing on the Toronto Stock Exchange (the “TSX”); the form and terms of the SV Shares have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of the TSX;

(xv) The execution and delivery by the Company of, and compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is material to the Company taken as a whole, (B) the articles of the Company, as amended (the “Articles”) or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the NYSE or TSX;

(xvi) (A) The Company is not in violation of its Articles and none of the Company’s subsidiaries is in violation of its articles, by-laws or similar organizational documents, and (B) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xvii) The statements set forth in the Pricing Prospectus and the Prospectuses under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the SV Shares, under the caption “Material United States Federal Income Tax Considerations for U.S. Holders”, under the caption “Canadian Tax Implications For Non-Canadian Holders”, and under the caption “Underwriting”, and in the case of the Canadian Prospectus, under the captions “Certain Canadian Federal Income Tax Consequences” and “Eligibility For Investment”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, subject to the assumptions, qualifications, limitations and restrictions set out in such sections;

(xviii) Other than as set forth in the Pricing Prospectus and the Canadian Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xix) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xx) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xxi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxii) Deloitte LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, are independent in accordance with the rules of professional conduct applicable to auditors in the Province of Ontario, and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with Deloitte LLP with respect to audits of the Company or its predecessors;

(xxiii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and, other than as disclosed in the Prospectuses, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxiv) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Canadian Prospectus, except as disclosed in the Pricing Prospectus and the Canadian Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, other than as disclosed in the Prospectuses, such disclosure controls and procedures are effective;

(xxvi) This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions and documents contemplated hereby, including the Canadian Preliminary Prospectus, any marketing materials (as defined in NI 41-101), the Canadian Prospectus and the Canadian Supplemented Prospectus, and the filing thereof under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions;

(xxvii) Each of the Company, its subsidiaries, its affiliates, its officers and, to the Company’s knowledge, any of their respective directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder;

(xxviii) The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries;

(xxix) The Company and its subsidiaries own or possess adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries;

(xxx) Except as disclosed in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxxi) Any third-party statistical and market-related data included in a Registration Statement, a Pricing Prospectus, Prospectuses or the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(xxxii) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries); and, except as set forth in the Pricing Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries;

(xxxiii) [Reserved.]

(xxxiv) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, except as set forth in or contemplated in the Pricing Disclosure Package;

(xxxv) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and is not expected to be a PFIC for any subsequent taxable year;

(xxxvi) There are no stamp or other issuance, withholding or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters to any jurisdiction in which the Company is organized or otherwise resident for tax purposes or any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery and performance of this Agreement or (B) the offer and sale of the SV Shares by the Underwriters in the manner contemplated herein; and

(b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and, in the case of the Selling Shareholders set forth on Part B of Schedule II, the Custody Agreement (as defined below), hereinafter referred to and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, and, in the case of the Selling Shareholders set forth on Part B of Schedule II, the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the execution and delivery by such Selling Shareholder of, and the compliance by such Selling Shareholder with this Agreement, and in the case of the Selling Shareholders set forth on part B of Schedule II, the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate and articles of incorporation or by-laws or similar organizational documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, and, in the case of the Selling Shareholders set forth on Part B of Schedule II, the Custody Agreement, and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, and, in the case of the Selling Shareholders set forth on Part B of Schedule II, the Custody Agreement, in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the NYSE or TSX;

(iii) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus and the Canadian Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto;

(v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Canadian Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws, the Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus) will comply in all material respects with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed not contain, a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and, when it was filed contained and, as amended, if applicable, will when filed contain, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; and the Canadian Supplemented Prospectus will when filed contain no misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws;

(vii) Each Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or W-8BEN-E, establishing a complete exemption from United States backup withholding tax;

(viii) Certificates in negotiable form representing all of the Shares to be sold by each Selling Shareholder set forth in Part B of Schedule II hereunder, to the extent these shares cannot be issued and transferred directly to the Underwriters, have been placed in custody under a Power of Attorney and Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to the Company, as custodian (the “Custodian”) and appointing the person indicated in Schedule II hereto, as such Selling Shareholder’s attorney-in-fact (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the certificates held in custody for the Selling Shareholders described in clause 1(b)(viii) above under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorney-in-Fact by the power of attorney included in the Custody Agreement, are to that extent irrevocable; the obligations of such Selling Shareholders shall not be terminated by operation of law, whether by the death or incapacity of any such individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any such individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, certificates representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of such Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements, as applicable; and actions taken by the Attorney-in-Fact pursuant to the authority granted in the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x) Each Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a net purchase price per share of C$[ 🌑 ] (being a purchase price of C$[ 🌑 ] net of an underwriting commission of C$[ 🌑 ] per share), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the net purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,875,000 Optional Shares, at the net purchase price per share set forth in the paragraph above, provided that the net purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Shareholders listed on Part A of Schedule II and the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Selling Shareholders listed on Part A of Schedule II and the Attorney-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Selling Shareholders or their Attorney-in-Fact of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.

4. (a) The Shares to be purchased by each Underwriter hereunder, shall be delivered by or on behalf of the Selling Shareholders to the Representatives, through the facilities of the CDS Clearing and Depository Services Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of (same-day) funds to the accounts specified by the Selling Shareholders listed on Part A of Schedule II and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern time, on [ 🌑 ], 2017 or such other time and date as the Representatives, the Company, the Selling Shareholders listed on Part A of Schedule II and the Attorney-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorney-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the [designated office of the transfer agent/Closing Location], all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Eastern time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Toronto are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the U.S. Prospectus and Canadian Supplemented Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file the Canadian Supplemented Prospectus (containing the PREP Information) in accordance with the PREP Procedures with each of the Canadian Securities Commissions promptly after the execution and delivery of this Agreement and in any event not later than such Canadian Securities Commissions’ close of business on the second business day following the execution and delivery of this Agreement and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-Sections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Commissions of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities Commission, the TSX or any governmental authority or of any request by the Commission or any Canadian Securities Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement, in each case to the extent not previously delivered to the Underwriters: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; and (iii) opinions of the auditors of the Company, Deloitte LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus, addressed to the Underwriters, the Company, the Selling Shareholders, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the financial statements and notes to such statements and the related auditors’ report on such statements, and disclosure under the headings “Summary Historical Consolidated Financial and Other Data”, “Capitalization”, “Selected Historical Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Index to Consolidated Financial Statements and Financial Statement Schedules” (including the Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm) (collectively, the “Financial Information”) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus includes the same information and in all material respects carries the same meaning as the English language version thereof; (iv) opinions of Stikeman Elliott LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus addressed to the Underwriters’, the Company, the Selling Shareholders, and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French Language version of each of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof. The deliveries set forth in clause (i) above shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Preliminary Prospectus and of the Canadian Prospectus, as applicable, for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. and Canadian jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 10:00 a.m., Eastern time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City, and, prior to 10:00 a.m., Eastern time, on the second Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in the English and French languages in Toronto, each in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the later of the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares and the completion of the distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) are delivered, not misleading, (ii) any event shall have occurred that would constitute a material change (as such term is defined under Canadian Securities Laws), or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, which will correct such statement or omission, reflect such change or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the U.S. Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Act or an amended or supplemented Canadian Prospectus in the English and French languages and complying with Canadian Securities Laws;

(e) To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, other applicable U.S. securities laws and blue sky laws, Canadian Securities Laws, including Section 57 of the Securities Act (Ontario) and the comparable provisions of the other Canadian Securities Laws, and the rules and by-laws governing the NYSE and TSX required as a result of an event described in subsection 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement, including the prospectus amendment provisions of Canadian Securities Laws, and to prepare and file to the satisfaction of the Underwriters any amendment or supplement to the Registration Statement, the U.S. Prospectus and the Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of subsection 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in subsection 5(d) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under subsection 5(d) and will consult with the Underwriters with respect to the form and content of any such supplement or amendment proposed to be filed by the Company, it being understood and agreed that no such supplement or amendment will be filed with the Commission or any Canadian Securities Commission prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectuses (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act or prospectus under Canadian Securities Laws relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase SV Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, SV Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the SV Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of SV Shares or such other securities, in cash or otherwise, without the prior written consent of two of the Representatives on behalf of the Underwriters, other than (A) the Shares to be sold hereunder, (B) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to an equity incentive plan or share purchase plan of the Company described in the Pricing Prospectus, (C) the issuance of options or other equity awards, or the issuance of common shares upon exercise of such options or equity awards, pursuant to an equity incentive plan or share purchase plan of the Company described in the Pricing Prospectus, or (D) the issuance of common shares upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, except for the issuance by the Company of Firm Shares upon (i) the conversion of MV Shares in accordance with their terms, or (ii) the exercise of options by the Selling Shareholders;

(h) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a statement of financial position, statement of income and comprehensive income, statement of change in equity and statement of cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by electronically filing such information with the Commission or the Canadian Securities Commissions;

(i) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian Securities Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission or any Canadian Securities Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission or the Canadian Securities Commissions, as applicable;

(j) [Reserved];

(k) To use its best efforts to list or maintain the listing of the Shares for trading on the NYSE and the TSX;

(l) [Reserved];

(m) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(g) hereof; and

(p) The Company will (without duplication) indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the SV Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto; the Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company of the offering; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; any such materials the use of which has been consented to by the Company and the Representatives are the marketing materials (as defined in NI 41-101) listed on Schedule III(d) hereto and the Underwriters agree (severally and not jointly) to comply with Canadian Securities Laws in connection with the provision any marketing materials or standard term sheet (each as defined in NI 41-101) to prospective purchasers of the Shares;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writing, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; the Company has complied and will comply with the requirements of NI 41-101 and NI 44-103 applicable to any marketing materials (as defined in NI 41-101), including filing with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions of the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) the use of which is consented to by the Company and the Representatives not later than the day on which such marketing materials were first provided (as defined in NI 41-101) to a potential investor;

(d) [Reserved.];

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws.

7. The Company covenants and agrees with the several Underwriters: that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto (including the Canadian Supplemented Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state laws and Canadian Securities Laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and expenses referenced in clause (ii) and (iii) not to exceed $10,000.00); (iv) all fees and expenses in connection with listing the Shares on the NYSE and the TSX; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (such fee and expenses not to exceed $30,000.00); and (vi) the cost of preparing share certificates; if applicable (vii) the cost and charges of any transfer agent or registrar, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Such Selling Shareholders shall pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement (other than, in the case of each Selling Shareholder, the underwriting commissions in respect of the Shares sold by such Selling Shareholder hereunder), and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; the Canadian Supplemented Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented

Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (a form of each is attached as Annex I(A) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(e) Stikeman Elliott LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a form of each such opinion is attached as Annex I(B) hereto), dated the First Time of Delivery, in form and substance satisfactory to you;

(g) On the date of the Prospectuses at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE and the TSX; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE and the TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the NYSE, and shall have been duly listed and posted for trading on the TSX as of the opening of trading on the date of the Time of Delivery;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each person listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(n) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section

5(d) Writing or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each of the Selling Shareholders, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus, or any Section 5(d) Writing, or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided further, however, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate net proceeds after underwriting commissions but before deducting expenses received by such Selling Shareholder from the Underwriters for the Shares sold by such Selling Shareholder hereunder.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a) ,(b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding subsections of this Section 9), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting commissions received by the Underwriters, in each case described in the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. In no event shall the aggregate liability of a Selling Shareholder under Section 9(b) and this Section 9(e) exceed the limit set forth in Section 9(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

(g) Robert W. Baird & Co. Incorporated and Cowen and Company, LLC (the “Non-Canadian Underwriters”) will only offer and sell Shares outside of Canada and will not, directly or indirectly, solicit offers to purchase or sell Shares in Canada. Provided that neither has terminated and cancelled its respective obligations to the Company in accordance with this Agreement, the Non-Canadian Underwriters agree that, if any losses, claims, damages or liabilities, joint or several (collectively, “Claims”), are suffered by an indemnified party as contemplated in this Section 9 (and such Claims did not include the Non-Canadian Underwriters on the basis that the Non-Canadian Underwriters did not sign the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus) under Section 130 of the Securities Act (Ontario) or the equivalent provisions of Canadian Securities Laws in other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation (as defined in Canadian Securities Laws) in the Canadian Prospectus or Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then the Non-Canadian Underwriters shall indemnify on a several basis, and not a joint or joint and several basis, such indemnified party from and against the Liability Amount for the Non-Canadian Underwriters’ pro rata share of such Liability Amount, on the basis of and assuming that the Non-Canadian Underwriters had signed the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus, but only to the extent of their respective underwriting obligations under Schedule I hereto. The Non-Canadian Underwriters shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for the Non-Canadian Underwriters’ pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defence of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the Non-Canadian Underwriters are obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Firm Shares set forth opposite the name of each Non-Canadian Underwriter in Schedule I hereto as compared to the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which each Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 9(g) shall be the lesser of (i) [ 🌑 ]% of the total of the Liability Amount and Indemnified Expenses and (ii) the total public offering price of the Firm Shares and Optional Shares each Non-Canadian Underwriter is required to place or purchase under Schedule I hereto. The amount payable by the Non-Canadian Underwriters to the indemnified parties pursuant to this Section 9(g) shall be reduced to the extent that the Non-Canadian Underwriters are required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, the Non-Canadian Underwriters will only be required to make payment to an indemnified party pursuant to this Section 9(g) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and

Indemnified Expenses pursuant to this Section 9 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party then such indemnified party shall promptly reimburse to the Non-Canadian Underwriters any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 9(g), the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the Non-Canadian Underwriters of any potential Claim shall not relieve the Non-Canadian Underwriters from any liability which it may have to any indemnified party and any omission so to notify the Non-Canadian Underwriters of any actual Claim shall affect the Non-Canadian Underwriters’ liability only to the extent that the Non-Canadian Underwriters are actually and materially prejudiced by that failure). The Non-Canadian Underwriters agree that to the extent the Non-Canadian Underwriters are not a party to such Claim the other Underwriters will be entitled to conduct the defence of any such action or proceeding brought to enforce such Claim, and the Non-Canadian Underwriters’ liability hereunder shall not be reduced in any way based upon the conduct of such defense unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defence. The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectuses which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by such Selling Shareholder, or in the case of the Selling Shareholders set forth on Part B of Schedule II, the Attorney-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to CIBC World Markets Inc., 161 Bay Street, 6th Floor, Toronto, ON M5J 2S8, Attention: Legal Department; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; and if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Each of CIBC World Markets Inc. and TD Securities Inc., or an affiliate thereof, owns or controls an equity interest in the TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and chartered banks in Canada are open for business in Toronto, Ontario.

17. The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Canada Goose Holdings Inc.

By:
Name:
Title:

DTR LLC

By:
Name:
Title:

Brent (BC) Participation S. à r. l.

By:
Name:
Title:

Carrie Baker

By:
Name:
Title:

John Black

By:
Name:
Title:

Kara MacKillop

By:
Name:
Title:

Ana Mihaljevic

By:
Name:
Title:

John Moran

By:
Name:
Title:

Spencer Orr

By:
Name:
Title:

Jacob Pat

By:
Name:
Title:

Pat Sherlock

By:
Name:
Title:

Accepted as of the date hereof

CIBC World Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Goldman Sachs Canada Inc.

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
CIBC World Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BMO Nesbitt Burns Inc.
TD Securities Inc.
Wells Fargo Securities, LLC
Canaccord Genuity Inc.
Robert W. Baird & Co. Incorporated
Cowen and Company, LLC

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Part A
Selling Shareholders:
Brent (BC) Participation S. à r. l.
DTR LLC
Part B
Selling Shareholders:
Carrie Baker
John Black
Kara MacKillop
Ana Mihaljevic
John Moran
Spencer Orr
Jacob Pat
Pat Sherlock

Total

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None].

(b)	Additional documents incorporated by reference

[None].

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[ 🌑 ].

The number of Shares purchased by the Underwriters is [ 🌑 ].

(d)	Marketing materials

Term sheet dated [ 🌑 ], 2017.

Investor presentation dated June 2017.

Term sheet dated [ 🌑 ], 2017.

SCHEDULE IV

Name	Address
Dani Reiss	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
John Black	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Pat Sherlock	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Ana Mihaljevic	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Jaqueline Poriadjian-Asch	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Jacob Pat	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Lee Turlington	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Kara MacKillop	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Scott Cameron	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
David Forrest	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
John Davison	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Jean-Marc Huët	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Stephen Gunn	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
John Moran	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2

Name	Address
Spencer Orr	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Carrie Baker	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
David Allen	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
DTR LLC	c/o Canada Goose Holdings Inc. 250 Bowie Ave. Toronto, ON A6 M6E 4Y2
Ryan Cotton	c/o Bain Capital Private Equity, LP 200 Clarendon Street Boston, MA 02116
Joshua Bekenstein	c/o Bain Capital Private Equity, LP 200 Clarendon Street Boston, MA 02116
BRENT (BC) Participation S.à r. l.	c/o Bain Capital Private Equity, LP 200 Clarendon Street Boston, MA 02116

ANNEX I(A)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX I(B)

FORMS OF OPINION OF

COUNSEL FOR THE SELLING SHAREHOLDERS

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

Canada Goose Holdings Inc.

Lock-Up Agreement

[Date]

CIBC World Markets Inc.,

Credit Suisse Securities (USA) LLC,

Goldman Sachs & Co. LLC,

RBC Capital Markets, LLC,

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

c/o CIBC World Markets Inc.,

161 Bay Street, 6th Floor,

Toronto, ON M5J 2S8.

c/o Credit Suisse Securities (USA) LLC.,

Eleven Madison Avenue,

New York, New York 10010.

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

c/o RBC Capital Markets, LLC

200 Vesey Street,

New York, New York 10281.

Re: Canada Goose Holdings Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Canada Goose Holdings Inc., a British Columbia corporation (the “Company”), and the Selling Shareholders named in Schedule II to such agreement, providing for a public offering of the SV Shares of the Company by the Company and the Selling Shareholders (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”) and pursuant to a supplemented PREP prospectus to be filed with the Canadian securities regulatory authorities in each of the provinces and territories of Canada.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the cover of the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not, without the prior written consent of two of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any SV Shares of the Company, or any options or warrants to purchase any SV Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive SV Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares in connection with (i) the sale of SV Shares to the Underwriters in connection with the offering contemplated by the Underwriting Agreement, (ii) if the undersigned is an individual, transfers of SV Shares or securities convertible into or exercisable or exchangeable for subordinate voting shares (A) by will, other testamentary document or intestate succession, (B) to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or to any other entity that is wholly-owned by such persons, (C) transfers to any immediate family member or any investment fund or other entity controlled or managed by the undersigned, and (D) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D); (iii) if the undersigned is a corporation, partnership or other business entity, transfers or distributions of SV Shares or any security convertible into or exercisable or exchangeable for SV Shares to members, partners, stockholders or affiliates of the undersigned (other than the Company and its controlled affiliates), including investment funds or other entities under common control or management with the undersigned; (iv) the repurchase of the SV Shares or such other securities by the Company pursuant to stock option agreements or other equity award agreements providing for the right of said repurchase, (v) transfers of SV Shares acquired in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, (vi) tenders, sales or other transfers in response to a bona fide third-party takeover bid made to all holders of SV Shares or any other acquisition transaction whereby all or substantially all of the SV Shares are acquired by a third party (provided that if such transaction is not consummated, the subject SV Shares shall remain subject to the restrictions set forth herein) that, in each case, has been approved by the board of directors of the Company and will occur after the offering contemplated by the Underwriting Agreement, (vii) transfers to the Company in connection with, and to the extent necessary to fund, the payment of taxes or exercise price due with respect to the vesting of restricted stock or vesting or exercise of similar rights to purchase SV Shares or any securities convertible into or exercisable or exchangeable for SV Shares pursuant to the Company’s equity incentive plans disclosed in the Registration Statement; (viii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of SV Shares; provided that such plan does not provide for the transfer of SV Shares during the restricted period specified in this Lock-Up Agreement and no filing or other public announcement shall be required or shall be voluntarily made during the 90 day period referred to above (as such period may be extended pursuant to the third paragraph hereof) by the undersigned or the Company as a result of the establishment of any such plan; (ix) transfers of SV Shares by Brent (BC) Participation S. à r. l. on or prior to the effective date of the Prospectuses by bona fide gift to any charitable organizations, either directly or indirectly (including through any related distributions or dividends to the direct or indirect equity holders of by Brent (BC) Participation S. à r. l. or to managing directors of Bain Capital Investors, LLC in each case as necessary to facilitate any such bona fide gifts), (x) in the case of the Selling Shareholders, transfers to “Permitted Holders” as defined in, and in accordance with the provisions of, the articles of the Company, and (xi) with the prior written consent of two of the Representatives on behalf of the Underwriters, provided that in the case of any transfer or distribution pursuant to clause (ii) such transfer is not for value and each donee, heir, beneficiary or other transferee thereof agrees to be bound in writing by the restrictions set forth herein; and provided further that in the case of any transfer or distribution pursuant to clause (iii) through (vii), that no filing by the undersigned or, with respect to clause (ii), any recipient of the shares transferred, in each case, under Section 16(a) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 90-day period referred to above. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer equity securities of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such equity securities subject to the provisions of this Agreement and there shall be no further transfer of such equity securities except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i) through (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement and all related restrictions and obligations shall automatically terminate up on the earliest to the occur, if any, of (a) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing that they have or it has determined not to proceed with the offering contemplated by the Underwriting Agreement, (b) the termination of the Underwriting Agreement before the sale of the Firm Shares to the Underwriters, (c) Initial Registration Statement is withdrawn prior to execution of the Underwriting Agreement or (d) August 31, 2017, in the event the Underwriting Agreement has not been executed by that date. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Exact Name of Shareholder
Authorized Signature
Title